                                                                  Exhibit (g)(4)

                                    AMENDMENT

                                       TO

                           MASTER DELEGATION AGREEMENT

This amendment (the "Amendment") to Master Delegation Agreement is made as of the 27th day of September, 2006 by and between Investors Bank & Trust Company and each of the registered investment companies listed on Appendix A and their portfolios.

WHEREAS, the parties hereto (except for ICAP Funds, Inc.) have entered into a Master Delegation Agreement (the "Agreement") dated as of June 30, 2005; and

WHEREAS, the parties hereto wish to amend Appendix A of the Agreement in order to add ICAP Funds, Inc. and its series as covered parties to the Agreement.

NOW, THEREFORE, for good and adequate consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

1. Amendment of Appendix A. Appendix A of the Agreement is hereby amended by deleting it in its entirety and replacing it with the Appendix A attached hereto.

2. Except as modified hereby, the Agreement shall remain in full force and effect.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

INVESTORS BANK & TRUST COMPANY


By: /s/ Stephen DeSalvo
    ---------------------------------
Name: Stephen DeSalvo
Title: Managing Director


ECLIPSE FUNDS
ECLIPSE FUNDS INC.
THE MAINSTAY FUNDS
MAINSTAY VP SERIES FUND, INC.
ICAP FUNDS, INC.


By: /s/ Christopher O. Blunt
    ---------------------------------
Name: Christopher O. Blunt
Title: President

                                   APPENDIX A
                                     TO THE
                           MASTER DELEGATION AGREEMENT
                           (AS OF SEPTEMBER 27, 2006)

Fund                            Portfolio
----                            ---------
THE MAINSTAY FUNDS              Capital Appreciation Fund
                                Common Stock Fund
                                Convertible Fund
                                Diversified Income Fund
                                Equity Index Fund
                                Global High Income Fund
                                Government Fund
                                High Yield Corporate Bond Fund
                                International Equity Fund
                                Large Cap Growth Fund
                                 MAP Fund Mid Cap
                                Growth Fund Mid Cap
                                Value Fund Money
                                Market Fund Small
                                Cap Growth Fund
                                Small Cap Value Fund
                                Tax Free Bond Fund
                                Total Return Fund
                                Value Fund

ECLIPSE FUNDS                   Mid Cap Opportunity Fund
                                Small Cap Opportunity Fund
                                Balanced Fund

ECLIPSE FUNDS INC.              All Cap Growth Fund
                                All Cap Value Fund
                                Cash Reserves Fund
                                Conservative Allocation Fund
                                Floating Rate Fund
                                Growth Allocation Fund
                                Growth Equity Fund
                                Income Manager Fund
                                Indexed Bond Fund
                                Intermediate Term Bond Fund
                                Large Cap Opportunity Fund (as of July 29, 2005)
                                Moderate Allocation Fund
                                Moderate Growth Allocation Fund

                                S&P 500 Index Fund
                                Short Term Bond Fund

ICAP FUNDS, INC.                MainStay ICAP Equity Fund
                                MainStay ICAP Select Equity Fund
                                MainStay ICAP International Fund

MAINSTAY VP SERIES FUND, INC.   Balanced Portfolio
                                Basic Value Portfolio
                                Bond Portfolio
                                Capital Appreciation Portfolio
                                Cash Management Portfolio
                                Common Stock Portfolio
                                Conservative Allocation Portfolio
                                Convertible Portfolio
                                Developing Growth Portfolio
                                Floating Rate Portfolio
                                Government Portfolio
                                Growth Allocation Portfolio
                                High Yield Corporate Bond Portfolio
                                Income and Growth Portfolio
                                International Equity Portfolio
                                Large Cap Growth Portfolio
                                Mid Cap Core Portfolio
                                Mid Cap Growth Portfolio Mid Cap
                                Value Portfolio
                                Moderate Allocation Portfolio
                                Moderate Growth Allocation Portfolio
                                S&P 500 Index Portfolio
                                Small Cap Growth Portfolio
                                Total Return Portfolio
                                Value Portfolio